Exhibit 10.2(e)

October 21, 2020

Forward Industries Asia-Pacific Corporation

10F-5 No. 16, Lane 609

Chung Shin Road, Section 5

San Chung District

New Taipei City, Taiwan, Republic of China

Attention: Mr. Terrance Wise

Dear Terry:

This documents our understanding regarding the extension of the Term of that certain Buying Agency and Supply Agreement between Forward Industries, Inc. (“Forward”) and Forward Industries (Asia-Pacific) Corporation (“Forward China”) dated September 9, 2015, as amended (the “Agreement”). For good and valuable consideration, which is hereby acknowledged, Forward China has agreed to extend the Term of the Agreement until October 22, 2023. The extension is effective as of October 22, 2020. Forward and Forward China agree to review the terms of the Agreement on an annual basis. Section 8 of the Agreement is hereby amended to reflect the extension of the Term.

If you are agreeable to the foregoing, please sign below.

Sincerely,

/s/Anthony Camarda
Anthony Camarda, CFO of Forward Industries, Inc.

I hereby agree:

/s/Terence Wise

Terrance Wise, Principal of Forward Industries (Asia-Pacific) Corporation